UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2013

EQUITY RESIDENTIAL
(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza
Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 474-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2013, Equity Residential (the "Company") held its 2013 Annual Meeting of Shareholders (the "Annual Meeting"). At the Annual Meeting, the Company's shareholders:

•	Elected all eleven nominees for Trustees to a one-year term;

•	Ratified the appointment of Ernst & Young LLP as the independent auditor for 2013;

•	On an advisory basis, approved the executive compensation set forth in the Company's Proxy Statement for the Annual Meeting (the "Proxy Statement"); and

•	Did not approve the shareholder proposal relating to sustainability reporting.

The following are the final voting results for each of the four proposals presented at the Annual Meeting:

Proposal 1 – Election of Trustees:

Nominee	For	Withheld
John W. Alexander	313,605,327	6,495,398
Charles L. Atwood	317,277,699	2,823,026
Linda Walker Bynoe	309,374,377	10,726,348
Mary Kay Haben	317,339,387	2,761,338
Bradley A. Keywell	315,038,063	5,062,662
John E. Neal	317,507,179	2,593,546
David J. Neithercut	317,830,708	2,270,017
Mark S. Shapiro	315,958,152	4,142,573
Gerald A. Spector	316,727,712	3,373,013
B. Joseph White	313,605,366	6,495,359
Samuel Zell	297,529,606	22,571,119

There were 9,706,540 broker non-votes with respect to Proposal 1.

Proposal 2 – Ratification of the selection of Ernst & Young LLP:

For	328,402,900
Against	1,252,169
Abstain	152,196

Proposal 3 – Approval, on an advisory basis, of the executive compensation in the Proxy Statement:

For	294,948,934
Against	24,457,452
Abstain	694,339
Broker Non-Votes	9,706,540

Proposal 4 – Shareholder proposal relating to sustainability reporting:

For	129,936,590
Against	179,613,593
Abstain	10,550,542
Broker Non-Votes	9,706,540

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: June 13, 2013	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel